Exhibit 2.14

FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Eric Newlan
2201 Long Prairie Rd Suite 107-762
Flower Mound, TX 75022, USA

Work Order #: W2024030100569
March 1, 2024
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 788444

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Amendment After Issuance of Stock	Fees	20243868850	3/1/2024 8:28:00 AM	Approved	1	$175.00	$175.00
Amendment After Issuance of Stock	Expedite Fee	20243868850	3/1/2024 8:28:00 AM	Approved	1	$125.00	$125.00
Total							$300.00

Payments

Type	Description	Payment Status	Amount
Credit Card	7093169935726833103049	Success	$300.00
Credit Card	Service Fee	Success	$7.50
Total			$307.50

Credit Balance: $0.00

Eric Newlan
2201 Long Prairie Rd Suite 107-762
Flower Mound, TX 75022, USA

:ISCO V. AGUILAR
Secretary of State

:TY BAKKEDAHL
:puty Secretary for
:mercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138
North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

03/01/2024

Work Order Item Number: W2024030100569-3502986
Filing Number: 20243868850
Filing Type: Amendment After Issuance of Stock
Filing Date/Time: 3/1/2024 8:28:00 AM
Filing Page(s): 3

Indexed Entity Information:

Entity ID: C15662-2002 **Entity Name:** Maison Luxe, Inc.
Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
NEVADA BUSINESS SERVICES
1805 N CARSON STREET SUITE X, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1

Commercial Recording Division
401 N. Carson Street

Business Number C15662 - 2002 Filed in the Office of Secretary of State State Of Nevada Filing Number 20243868850 Filed On 3/1/2024 8:28:00 AM Number of Pages 3

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08:28:46 p.m. 02-29-2024 | 5 | 18178871604
To: Page: 5 of 6 2024-03-01 04:28:31 GMT 18178871604 From: Eric Newlan

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) The Articles of Incorporation are amended . . . see Attached (attach additional page(s) if necessary)
6. Signature: (Required)	X *Anil Idnani* — Chief Executive Officer Signature of Officer or Authorized Signer — Title X ______ — ______ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 8/1/2023

08:28:46 p.m. 02-29-2024 | 6 | 18178871604
To: Page: 6 of 6 2024-03-01 04:28:31 GMT 18178871604 From: Eric Newlar

Information Being Changed (continuation)

The Articles of Incorporation are amended, as follows:

> The total number of shares of Common Stock which the Corporation is authorized to issue is one billion two hundred million (1,200,000,000) shares, $0.00001 par value per share.

NEVADA STATE BUSINESS LICENSE Maison Luxe, Inc. Nevada Business Identification # NV20021349830 Expiration Date: 06/30/2024 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B202403014410445 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 03/01/2024. FRANCISCO V. AGUILAR Secretary of State

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